EXHIBIT 21.0


                           Subsidiaries of Registrant





                                 Subsidiaries of

                            OREGON STEEL MILLS, INC.

              Canadian National Steel Corporation - Alberta Canada
             Camrose Pipe Company (a partnership) - Alberta, Canada (3)
                       Camrose Pipe Corporation - Delaware -
                         dba Columbia Structural Tubing
          GlassificationTM International, Ltd. (a partnership) - Oregon
                            New CF&I, Inc. - Delaware (1)
                    Oregon Steel de Guayana, Inc. - Delaware
                       OSM GlassificationTM, Inc. - Oregon
                  CF&I Steel, L.P. (a partnership) - Delaware -
                  dba Rocky Mountain Steel Mills (2)
                 Colorado & Wyoming Railway Company - Delaware
                       OSM Distribution, Inc. - Delaware
                 Oregon Steel Mills Processing, Inc. - Delaware
             Oregon Feralloy Partners (a partnership) - Oregon (4)
                     LSI Plate (a partnership) - Oregon (5)

(1)  The Company owns 87% of New CF&I, Inc.

(2) New CF&I, the general partner of CF&I, owns 95.2% and 100% of the equity interest in CF&I and Colorado & Wyoming Railway Company, respectively. In addition, the Company directly owns 4.3% of the equity interest in CF&I Steel, L.P.

(3)  The Company owns 60% of Camrose Pipe Company.

(4)  The Company owns 60% of Oregon Feralloy Partners.

(5)  The Company owns 50% of LSI Plate.


The Company owns 100% of all remaining subsidiaries listed.